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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT REGISTERED CERTIFIED
                               PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 2004, with respect to the financial statements of Bonita Bay Holdings, Inc. in Amendment No. 6 to the Registration Statement (Form S-4, No. 333-117152) and related Prospectus of Prestige Brands, Inc. for the registration of $210,000,000 9 1/4% Senior Subordinated Notes due 2012.


                                                           /s/ Ernst & Young LLP


Tampa, Florida
November 17, 2004